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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                    SYNTHETIC FIXED-INCOME SECURITIES, INC.
                                 ON BEHALF OF
                   STRATS(SM) TRUST FOR ALLSTATE CORPORATION
                           SECURITIES, SERIES 2006-3
                  ------------------------------------------

            (Exact name of registrant as specified in its charter)

               Delaware                                 52-2316339
(State of incorporation or organization)     (IRS Employer Identification No.)

                              One Wachovia Center
                              301 S. College St.
                     Charlotte, North Carolina 28288-0630

                   (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-111858-21

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To                        Name Of Each  Exchange On Which
Be So Registered                              Each Class Is To Be Registered
----------------------                        --------------------------------

STRATS(SM) Certificates,                         New York Stock Exchange, Inc.
Series 2006-3

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       Securities to be registered pursuant to Section 12(g) of the Act:
                                     NONE

     ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the STRATS(SM) Certificates, Series 2006-3, is contained in the Prospectus, dated December 1, 2004, included in the Registrant's Registration Statement on Form S-3 (No. 333-111858) under the caption "Description of the Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated April 21, 2006, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, under the captions "Description of The Swap Agreement And The Interest Rate Forward Contracts," "Description of the Certificates" and "Description of the Trust Agreement," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

     ITEM 2. EXHIBITS.

               1. Restated Certificate of Incorporation of registrant is set forth as Exhibit 3.1 to the Registration Statement and is incorporated herein by reference.

               2. By-laws of registrant are set forth as Exhibit 3.2 to the Registration Statement on Form S-3 and are incorporated herein by reference.

               3. Base Trust Agreement, dated as of February 28, 2006, is set forth as Exhibit 4.2 to the Report on Form 8-K dated February 28, 2006 and filed by the registrant with the SEC on March 14, 2006 under Exchange Act file number 001-32822 and is incorporated herein by reference.

               4. The STRATS(SM) Certificates Series Supplement 2006-3, dated as of April 28, 2006 (the "Series Supplement"), will be filed under cover of a Report on Form 8-K within 15 days of the Closing Date of the Certificates and is incorporated herein by reference.

               5. Form of certificate of STRATS(SM) Certificates Series 2006-3 is attached as Exhibit C to the Series Supplement and is incorporated herein by reference.


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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       SYNTHETIC FIXED-INCOME SECURITIES, INC.
                                       (Registrant)

                                       By:  /s/ Jeremy Swinson
                                       ---------------------------------
                                       Name: Jeremy Swinson
                                       Title: Vice President

Date: April 28, 2006


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